                                                                 EXHIBIT (d)(2)



                             STOCKHOLDER'S AGREEMENT

      STOCKHOLDER'S AGREEMENT, dated as of February 18, 2000, among SBC Communications, Inc., a Delaware corporation ("Parent"), SBC Silver, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and the stockholders named in Exhibit A hereto (each a "Stockholder").

      WHEREAS, simultaneously herewith, Parent and Purchaser are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), with Sterling Commerce, Inc., a Delaware corporation (the "Company"), which contemplates, among other things, that Parent or Purchaser will commence a tender offer (as modified from time to time as permitted by the Merger Agreement, the "Offer") for all of the outstanding shares of common stock, $.0l par value, of the Company ("Company Common Stock"); and that Purchaser will merge with the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger"); capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, whether or not such Merger Agreement shall be in effect from time to time;

      WHEREAS, as of the date hereof, each Stockholder owns (either beneficially or of record) the number of shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (all such shares owned by the Stockholders and any shares of Company Common Stock hereafter acquired by any Stockholder prior to the termination of this Agreement being referred to herein as the "Shares"); and

      WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have requested that each Stockholder agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                VOTING AGREEMENT

   SECTION 1.1 Voting Agreement. Each Stockholder hereby agrees that, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the holders of shares of Company Common Stock, each such Stockholder shall vote his or her Shares (a) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and any other actions required in furtherance thereof and hereof and (b) against any Company Takeover Proposal and any actions in furtherance thereof.

      SECTION 1.2 Irrevocable Proxy. Each Stockholder hereby irrevocably constitutes and appoints Steve McGaw as his or her attorney and proxy pursuant to the provisions of Section 212(c) of the Delaware General Corporation Law ("DGCL"), with full power of substitution, to vote and


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otherwise act (by written consent or otherwise) with respect to the Shares which such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on, and only on, the matters described in Section 1.1 and to execute and deliver any and all consents, instruments or other agreements or documents in order to take any and all such actions in connection with or in furtherance of the obligations of such Stockholder set forth in this Agreement and each of the transactions contemplated by this Agreement or the Merger Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE, SUBJECT TO SECTION 4.5, AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to such Stockholder's Shares that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of a Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder.


                                   ARTICLE II

                               AGREEMENT TO TENDER

      SECTION 2.1 Agreement to Tender. Each Stockholder hereby agrees that, if Parent or Purchaser commences the Offer, such Stockholder will validly tender, or cause to be validly tendered, all of the Shares then beneficially owned by such Stockholder to Parent or Purchaser, as applicable, as soon as practicable (and in any event within five business days) after the commencement of the Offer in accordance with the terms and conditions of the Offer. Each Stockholder further agrees that it will not withdraw such tendered Shares unless the Offer is terminated by Parent or Purchaser, as applicable. Each Stockholder will be entitled, upon consummation of the Offer, subject to and in accordance with the Offer's terms and conditions, to receive an amount equal to the Offer Price with respect to the tendered Shares. Each Stockholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and, if Company Stockholder Approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), their respective identity and ownership of Company Common Stock and the nature of their respective commitments, arrangements and understandings under this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.1 Representations and Warranties of the Stockholder. Each Stockholder represents and warrants to Parent as follows:


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            (a) Such Stockholder has the requisite power, authority and legal capacity to enter into and deliver this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by Parent and Purchaser, is a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

            (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not,
(i) conflict with or violate any Laws or (ii) conflict with or violate any contract or other instrument to which the Stockholder is a party or by which such Stockholder is bound, including, without limitation, any voting agreement, stockholders agreement or voting trust, except for any Liens created hereby.

            (c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority, except as may be required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the HSR Act.

            (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder, and there is no judgment, decree, injunction, rule, order or writ of any Governmental Authority to which such Stockholder is or its assets are subject that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder.

            (e) Each Stockholder owns beneficially and of record the shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (with respect to such Stockholder, the "Existing Shares"). The Existing Shares constitute all the shares of Company Common Stock owned beneficially and of record by such Stockholder. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and all other stockholder rights with respect to all of its Existing Shares, with no restrictions, other than restrictions on disposition pursuant to applicable securities laws, on such Stockholder's rights of voting or disposition pertaining thereto. Such Stockholder has good and valid title to all Existing Shares, free and clear of all Liens (other than any Liens created hereby) and, when delivered by such Stockholder to Parent or Purchaser in accordance with the Offer, good, marketable and valid title in and to such Existing Shares will be transferred to Parent or Purchaser, as the case may be, free and clear of all Liens.

      SECTION 3.2 Survival. Notwithstanding anything otherwise provided for herein, each Stockholder's representations and warranties contained in this
Section 3 shall be true and correct as of the date Parent or Purchaser, as the case may be, accepts such Stockholder's Shares for payment pursuant to the terms of the Offer.



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                                   ARTICLE IV

                          COVENANTS OF THE STOCKHOLDER

      SECTION 4.1 "No Shop". Each Stockholder shall immediately cease any discussions or negotiations relating to a Company Takeover Proposal, other than with respect to the Transactions, with any parties conducted heretofore. Each Stockholder will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal which constitute any Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal. Anything in this Section 4.1 to the contrary notwithstanding, nothing in this Section 4.1 shall limit in any way a Stockholder who is a director of the Company from exercising any of his rights or performing any of his duties as a director of the Company.

      SECTION 4.2 Restriction on Transfer. Until and unless this Agreement has been terminated, each Stockholder shall not except as expressly provided for in this Agreement (a) sell, exchange, pledge, encumber or otherwise transfer or dispose of, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any of its Shares (which for avoidance of doubt shall not include any option to purchase Company Common Stock exercisable for Shares pursuant to the terms of such option), or any interest therein, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any agreement, arrangement, understanding, or undertaking to do any of the foregoing.

      SECTION 4.3 Waiver of Appraisal Rights. Each Stockholder hereby waives any appraisal or other rights to dissent from the Merger that such Stockholder may have.

      SECTION 4.4 Termination. The covenants and agreements contained herein with respect to the Shares shall terminate upon the termination of the Merger Agreement in accordance with its terms.


                                    ARTICLE V

                                   DEFINITIONS

      SECTION 5.1 Definitions. For the purpose of this Agreement, "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, subject to any fiduciary duty in the case of securities not held of record.


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                                   ARTICLE VI

                                  MISCELLANEOUS

      SECTION 6.1 Severability. If any term or other provision of this Agreement is or is deemed to be invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

      SECTION 6.2 Entire Agreement. This Agreement constitutes the entire understanding between Parent, Purchaser and each Stockholder with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between Parent, Purchaser and each Stockholder with respect to the subject matter hereof and thereof.

      SECTION 6.3 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

      SECTION 6.4 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

      SECTION 6.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Parent may assign its rights hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

      SECTION 6.6 Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

      SECTION 6.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery in person, facsimile transmission, registered or certified mail (postage prepaid, return receipt requested), or courier service providing proof of delivery to the respective parties at the following addresses (or to such other address for a party as shall be specified in a notice given in accordance with this Section 6.7).


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            If to Parent or Purchaser:

                  SBC Communications, Inc.
                  175 E. Houston Street
                  San Antonio, Texas 78205
                  Telecopy No.: (210) 351-3488
                  Attention: Vice President and Assistant General Counsel -
                             Mergers and Acquisitions

            with copies to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Telecopy No.: (212) 310-8007
                  Attention: Howard Chatzinoff, Esq.
                             George Gluck, Esq.

            If to the Stockholder:

                  c/o Sterling Commerce, Inc.
                   4600 Lakehurst Court
                   Dublin, Ohio 43106
                   Telecopy No.: (614) 718-1510
                   Attention: General Counsel

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Telecopy: (212) 735-2000
                  Attention: Blaine V. Fogg
                             Eric J. Friedman


      SECTION 6.8 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

      SECTION 6.9 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      SECTION 6.10 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.


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      SECTION 6.11 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

      SECTION 6.12 Governing Law.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

            (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this subsection (b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

      SECTION 6.13 Waiver of Jury Trial. EACH OF PARENT, PURCHASER AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, PURCHASER OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

      SECTION 6.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.




                         [Signatures on Following Page.]




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      IN WITNESS WHEREOF, Parent, Purchaser and each Stockholder have caused this Agreement to be duly executed as of the date first above written.

                                    SBC COMMUNICATIONS, INC.

                                    By: /s/ Stephen A. McGaw
                                        ------------------------
                                        Name: Stephen A. McGaw
                                        Title: Managing Director-
                                               Corporate Development


                                    SBC SILVER, INC.

                                    By: /s/ Stephen A. McGaw
                                        ------------------------
                                        Name: Stephen A. McGaw
                                        Title: Vice President


                                    STOCKHOLDERS:

                                    By: /s/ Sterling L. Williams
                                        ------------------------
                                        Sterling L. Williams

                                    By: /s/ Warner C. Blow
                                        ------------------------
                                        Warner C. Blow

                                    By: /s/ Charles J. Wyly, Jr.
                                        ------------------------
                                        Charles J. Wyly, Jr.

                                    By: /s/ Sam Wyly
                                        ------------------------
                                        Sam Wyly




                                    Exhibit A


Name                                  Shares
----                                  ------
Sterling L. Williams                  3,755,776
Warner C. Blow                        1,359,031
Charles J. Wyly, Jr.                    988,366
Sam Wyly                              1,045,672